Exhibit 10.1

Medco Health Solutions, Inc. 100 Parson Pond Drive Franklin Lakes, NJ 07417 (201) 269-3400
May 24, 2011
Mr. David B. Snow, Jr.
Chairman and Chief Executive Officer
Medco Health Solutions, Inc.
100 Parsons Pond Drive
Franklin Lakes, NJ 07417
Re: Employment Agreement Amendment
Dear Dave:
This letter shall confirm that the Employment Agreement between you and Medco Health Solutions, Inc. dated as of February 10, 2009 (the “Employment Agreement”), is hereby amended as of the date hereof as follows:
The “Employment Period” is extended through March 31, 2015. Accordingly, all references in the Employment Agreement to March 31, 2012 are amended to read March 31, 2015.
Except as expressly amended hereby, all the terms and conditions of the Agreement remain unchanged and continue in full force and effect.
Please confirm your agreement with this amendment by signing both copies of this letter below and returning one of them to Thomas M. Moriarty. Please retain one copy for your personal files.

Sincerely,

/s/ John L. Cassis

John L. Cassis Chairman, Compensation Committee

Agreed to and accepted this 24th day of May, 2011		Agreed to and accepted this 24th day of May, 2011

/s/ David B. Snow, Jr.		/s/ Thomas M. Moriarty

David B. Snow, Jr.		Medco Health Solutions, Inc.

	By:	Thomas M. Moriarty
General Counsel, Secretary and President, Global Pharmaceutical Strategies